UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010 (August 3, 2010)

Neah Power Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49962	88-0418806
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

22118 20th Avenue SE, Suite 142 Bothell, Washington,		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 3, 2010, the registrant (“Neah Power”) entered into an agreement (the "CAMHZN Agreement") with CAMHZN Master LLC ("CAMHZN"), an existing lender to Neah Power, under which Neah Power agreed to issue 240,000 shares of the Neah Power's common stock to CAMHZN in addition to the 1,018,305 shares of Neah Power's common stock that it already owns. CAMHZN agreed to (i) limit the number of shares of Neah Power's common stock that it would sell to 5% of the average daily volume of Neah Power's common stock, at or above the daily market price of Neah Power's common stock traded on the OTCBB; (ii) return any excess shares after CAMHZN has received the unpaid principal and accrued and unpaid interest due under the convertible note issued by Neah Power; and (iii) rescind the notice of default CAMHZN delivered to Neah Power on March 16, 2010 as reported in the Current Report on Form 8-K dated March 22, 2010.

The foregoing is a summary of the terms of the above CAMHZN Agreement and is qualified in its entirety by this Agreements that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement dated August 3, 2010 between Neah Power Systems, Inc. and CAMHZN Master LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2010	Neah Power Systems, Inc.

	By:	/s/ Stephen M. Wilson
Stephen M. Wilson
CFO